Exhibit 23(b)(2)

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Corning Clinical Laboratories Inc. Employees Equity Participation Program of our report dated May 19, 1994, relating to the combined financial statements of Maryland Medical Laboratory, Inc. and affiliates (not presented separately therein) included in Corning Clinical Laboratories Inc. Registration Statement on Form 10 dated November 26, 1996.




/s/ Ernst & Young LLP
------------------------
Baltimore, Maryland
November 22, 1996